UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2013

Appvion, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-82084	36-2556469
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 East Wisconsin Avenue, P.O Box 359, Appleton, Wisconsin	54912-0359
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 920-734-9841

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On November 5, 2013, Appvion, Inc. (the “Company”) issued a press release pursuant to Rule 135c under the Securities Act of 1933, as amended (the “Securities Act”), announcing that it is seeking consent from the lenders under the Company’s $435 million credit agreement, dated as of June 28, 2013 (the “Credit Agreement”), to amend certain provisions in the Credit Agreement. If approved, such amendments would allow the Company to issue up to $275 million second lien senior secured debt securities.

In accordance with Rule 135c(d) under the Securities Act, a copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference herein.

The press release attached hereto as Exhibit 99.1 does not constitute an offer to sell or a solicitation of an offer to buy any of the securities described therein. The securities proposed to be offered have not been registered under the Securities Act, or qualified under any state securities laws or the laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibit 99.1 Press Release, dated November 5, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2013

Appvion, Inc.

By:	/s/ Thomas J. Ferree
Name: Thomas J. Ferree
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated November 5, 2013